SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 19, 2006

Date of Report
(Date of earliest event reported)

AUTOZONE, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-10714	62-1482048
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

123 South Front Street
Memphis, Tennessee 38103
(Address of principal executive offices) (Zip Code)

(901) 495-6500
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On April 21, 2006, AutoZone, Inc. ("the Company") issued a press release announcing that William T. Giles, 46, was elected Executive Vice President and Chief Financial Officer of the Company on April 19, 2006. Mr. Giles served as Executive Vice President and Chief Financial Officer of Linens 'n Things, Inc. since 2003, and as Senior Vice President and Chief Financial Officer of Linens 'n Things, Inc. from 2000 through 2003.

Mr. Giles will receive a salary of $430,000.00 per year and a signing bonus of $50,000.00, payable one-half up front and one-half after one year of service. He will be eligible for an annual bonus target of 60% of base salary, with his fiscal 2006 bonus guaranteed at 100% payout, prorated for his time in the position for fiscal 2006. Subject to the approval of the Compensation Committee of the Company's Board of Directors, Mr. Giles will receive a non-qualified stock option award of 40,000 shares of the Company's common stock in accordance with the Company's Second Amended and Restated 1996 Stock Option Plan. He will also receive relocation support, including a home sale program with a home sale value up to $1.2 million.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1     Press Release of AutoZone, Inc. dated April 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOZONE, INC.
By:	/s/ Harry L. Goldsmith Harry L. Goldsmith Executive Vice President, General Counsel & Secretary

Dated: April 21, 2006

EXHIBIT INDEX

99.1   Press Release dated April 21, 2006.